1 Investor Presentation January 7, 2021 Exhibit 99.2

2 Disclaimer Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: substantial declines in oil, natural gas liquids or natural gas prices; exposure to financial counterparty credit risk related to our derivative transactions; risks relating to any unforeseen liabilities; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to levels of indebtedness and periodic redeterminations of the borrowing base under the Company’s credit facility; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential acquisitions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or key technical personnel; and the direct and indirect impact on most or all of the foregoing on the evolving COVID-19 pandemic. Earthstone’s 2019 Annual Report on Form 10-K and subsequent, quarterly reports on Form 10-Q and current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law. This presentation contains Earthstone’s 2020 production, capital expenditure and operating expense guidance. The actual levels of production, capital expenditures and operating expenses may be higher or lower than these estimates due to, among other things, uncertainty in drilling schedules, oil and natural gas prices, changes in market demand and unanticipated delays in production. These estimates are based on numerous assumptions. All or any of these assumptions may not prove to be accurate, which could result in actual results differing materially from estimates. No assurance can be made that any new wells will produce in line with historical performance, or that existing wells will continue to produce in line with Earthstone’s expectations. Earthstone’s ability to fund its 2021 and future capital budgets is subject to numerous risks and uncertainties, including volatility in commodity prices and the potential for unanticipated increases in costs associated with drilling, production and transportation. For additional discussion of the factors that may cause us not to achieve our production estimates, see Earthstone’s filings with the SEC, including its 2019 Form 10-K, Form 10-Qs and Form 8-Ks. We do not undertake any obligation to release publicly the results of any future revisions we may make to this prospective data or to update this prospective data to reflect events or circumstances after the date of this presentation. Therefore, you are cautioned not to place undue reliance on this information. Industry and Market Data This presentation has been prepared by Earthstone and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Earthstone believes these third-party sources are reliable as of their respective dates, Earthstone has not independently verified the accuracy or completeness of this information. Some data are also based on Earthstone’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. Estimated Ultimate Recovery and Locations Management’s use of the term estimated ultimate recovery (“EUR”) in this presentation describes estimates of potentially recoverable hydrocarbons that the SEC rules prohibit from being included in filings with the SEC. These are more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized, particularly in areas or zones where there has been limited or no drilling history. We include EUR to demonstrate what we believe to be the potential for future drilling and production by Earthstone. Actual quantities that may be ultimately recovered may differ substantially from estimates. Factors affecting ultimate recovery include the scope of the operators' ongoing drilling programs, which will be directly affected by the availability of capital, drilling and production costs, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals and other factors, and actual drilling results, including geological and mechanical factors affecting recovery rates. Estimates of potential resources may also change significantly as the development of the properties underlying Earthstone's mineral interests provides additional data. This presentation also contains Earthstone’s internal estimates of its potential drilling locations, which may prove to be incorrect in a number of material ways. The actual number of locations that may be drilled may differ substantially from estimates.

3 Investment Highlights: Leading Small-Cap, Permian Focused Producer Top Investment Criteria Earthstone’s Qualifications Basin & Acreage Position ✓ High quality, Midland Basin acreage position enhanced by recent acquisition Low Leverage Supported by Free Cash Flow ✓ 1.1x pro forma leverage at 3Q20 (1) supported by substantial free cash flow Strong Liquidity ✓ $115 million pro forma liquidity (cash + undrawn availability) on borrowing base as of 12/31/20(2) High Commodity Price Protection ✓ 9,114 bopd of 2021 oil production hedged at $48.04 per barrel WTI price(3) High Margin, Low Cost Production ✓ Top quartile cash margins & leading cost structure with $9.18 per BOE of all-in cash costs(4) in 3Q 2020 Commitment & Focus ✓ “Do the right thing” commitment to stakeholders, employees and environment (1) Leverage reflects 3Q20 total debt / LTM Adjusted EBITDAX at 3Q20 pro forma for acquisition of IRM (2) Liquidity based on 12/31/20 ESTE debt and cash balance with pro forma adjustments for acquisition of IRM (3) 2021 hedges include hedges novated from IRM to ESTE in connection with the acquisition of IRM (4) All-in cash costs measured includes lease operating expenses, ad valorem and production taxes, cash G&A expense and interest expense. Excludes impact of income taxes

Proven Leadership and Track Record of Value Creation

Operating team has extensive experience operating across various basins and in different operating environments

Leadership Team	Years of Experience	Years Working Together	Title
Frank Lodzinski	49	25	Executive Chairman
Robert Anderson	34	17	President and CEO
Steve Collins	33	25	Operations
Mark Lumpkin	24	4	CFO
Tim Merrifield	45	20	Geology and Geophysics
Tony Oviedo	40	4	Accounting and Administration

Track Record of Value Creation

1992-1996
Hampton Resources Corp. ("HPTR")
Gulf Coast
Initial investors - 7x return

1997-2001 Texoil, Inc. ("TXLI")
Gulf Coast, Permian Basin
Initial investors - 10x return

2001-2004
AROC, Inc. (Private)
Gulf Coast, Permian Basin, Mid-Con.
Initial investors - 4x return

2005-2007
Southern Bay Energy, LLC (Private)
Gulf Coast, Permian Basin
Initial Investors - 40% IRR

2007-2012
GeoResources, Inc. ("GEOI")
Eagle Ford, Bakken / Three Forks, Gulf Coast, Austin Chalk
Initial investors - 4.8x return

2014 Earthstone
Bakken (662 Boe/d)
Acquired Eagle Ford interests from Oak Valley Resources

2Q 2017
Earthstone Acquired 20,900 Net Acres from Bold Energy III LLC in Midland Basin

3Q 2020
Earthstone
Midland Basin, Eagle Ford 16,959 Boe/d

1Q 2021
Earthstone Acquired Independence Resources in Midland Basin

1992 | 1997 | 2001 | 2005 | 2007 | 2014 | 2017 | 2020 | 2021

EARTHSTONE Energy Inc. 4

2020: Managing Oil Price Collapse and Delivering Results

Uncontrollable, Mitigated via Hedging	Controllable via Proactive Response			Results		
WTI Oil Price (1)	CAPEX (2)	LOE (2)	Cash G&A(2)	Production (2)	EBITDAX (3)	D/EBITDAX (4)
-31%	-68%	-8%	-21%	+6%	-2%	-32%



$56.99
$39.05
$210.4
$67.5
$5.85
$5.38
$3.87
$3.07
13,429
14,250
$146.3
$143.4
1.2x
0.8x
($/bbl)
($mm)
($/boe)
($/boe)
(boepd)
($mm)
(x)
2019
2020

(1) EIA historical WTI spot price average for full year 2019 and 2020
(2) Actual results for 2019 and midpoint of ESTE 2020 guidance as updated on 11/4/2020 for 2020
(3) Actual results for 2019 and EBITDAX as reported through 9/30/20 plus Wall Street analyst consensus estimates for 4Q20 as of 1/4/21 per FactSet for 2020
(4) Actual results for 2019 and total debt and trailing twelve months EBITDAX as of 9/30/20 for 2020

EARTHSTONE Energy Inc. 5

6 ($40) ($20) $0 $20 $40 $60 $80 $100 $120 $140 Feb-09 Feb-10 Feb-11 Feb-12 Feb-13 Feb-14 Feb-15 Feb-16 Feb-17 Feb-18 Feb-19 Feb-20 -25% -34% -29% -61% -47% -23%-37% -22% -43% -21% $110 $80 $70 $40 Post Financial Crisis – OPEC/Shale Standoff OPEC/Shale Standoff - Current Bear market every 17 months Bear market every 7 months  WTI trading in range of $40-70 per barrel vs. $80-110 per barrel since OPEC / Shale standoff commenced in 2H 2014, but with periods above and below trading range, including a historic price drop to negative territory in April 2020 — Industry re-geared cost structure, production flexibilities and improved efficiencies to create sustainability / profitability  Increased commodity cycle velocity: Bear market (-20% WTI price) has occurred every 7 months vs. every 17 months, including 4x since November 2018  Business strategy must account for lower oil price and higher volatility Oil Price Volatility Requires Focused Business Strategy WTI Crude Oil Spot Price Since 2009 Source: Factset data as of 1/4/2021 -23% -160%

7 3,849 4,517 4,646 3,872 3,576 3,759 3,979 4,685 4,735 7,932 9,671 9,071 9,664 8,845 10,766 10,454 11,209 12,699 12,181 17,571 15,767 13,555 16,959 0 4,000 8,000 12,000 16,000 20,000 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 T ot al D ai ly P ro d uc ti on ( Bo e/ d ) Managing Through Oil Price Volatility Source: ESTE management, FactSet, public filings (1) Adjusted 3Q’2018 EBITDAX of $26.4MM includes a one-time legal settlement expense of ~$4.8MM; Annualized 3Q’2018 adjusted EBITDAX calculated by multiplying the pre-legal settlement 3Q’2018 adjusted EBITDAX of $31.2MM by three and adding $26.4MM (2) Reflects additions to oil and gas properties (3) Liquidity defined as revolver availability + cash; Liquidity % defined as (revolver availability + cash) / borrowing base May 2017 Acquired 20,900 Net Acres from Bold Energy, LLC in Midland Basin December 2015 Announces Acquisition of Lynden Energy Corp.; ESTE Enters the Midland Basin June 2016 $45MM Common Equity Offering October 2017 $40MM Common Equity Offering December 2017 Divested Bakken Assets for $27MM May 2020 Voluntarily curtailed ~60% of production 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 EBITDAX ($MM) (1) $5 $9 $8 $4 $2 $5 $3 $7 $5 $15 $19 $22 $25 $21 $26 $24 $32 $34 $30 $50 $38 $40 $36 Capex ($MM) (2) $19 $29 $18 $3 $2 $4 $9 $13 $4 $6 $20 $39 $33 $35 $52 $30 $48 $31 $78 $58 $42 $3 $1 Total Debt / LQA EBITDAX 0.5x 0.3x 0.4x 0.6x 1.4x 0.8x 1.3x 0.5x 0.7x 1.2x 1.0x 0.3x 0.3x 0.3x 0.3x 0.8x 0.9x 0.8x 1.0x 0.9x 1.0x 1.1x 0.9x Liquidity ($MM) (3) $128 $113 $110 $92 $74 $84 $89 $80 $80 $97 $91 $183 $166 $207 $203 $197 $155 $221 $210 $169 $128 $108 $115 Liquidity % (3) 160% 142% 137% 115% 93% 112% 118% 100% 100% 64% 61% 99% 90% 92% 90% 71% 56% 68% 65% 52% 47% 39% 48% ($40) ($20) $0 $20 $40 $60 $80 W T I ($/Bbl)

Company Overview

- The Woodlands, Texas based E&P company focused on development and production of oil and natural gas with current operations in the Midland Basin (~34,000 core net acres[1]) and the Eagle Ford (~14,500 core net acres)
- Strategy of growing through the drill bit, organic leasing, and attractive asset acquisitions and business combinations
- 2020 3Q production of 25,740 Boe/d (58% oil, 81% liquids)[2]

Pro Forma Market Statistics[3]

($ in millions, except share price)	
Class A Common Stock (MM)	42.9
Class B Common Stock (MM)	35.0
Total Common Stock Outstanding (MM)	77.9
Stock Price (as of 1/6/21)	$6.26
Market Capitalization	$487.9
Plus: Total Debt (as of 12/31/20)	$260.0
Less: Cash (as of 12/31/20)	(15.3)
Enterprise Value	$732.6

Production Summary[2]

3Q20 Net Sales Volumes: 25,740 Boe/d


Eagle Ford 1,566
Midland Basin 24,173

Midland Basin Asset Overview


CENTRAL BASIN PLATFORM
EASTERN SHELF
Andrews
Martin
Howard
Ector
Midland
Glasscock
Sterling
Crane
Upton
Reagan
Irion
ESTE Operated
ESTE Non-Operated
IRM

(1) Includes ~4,900 core net acres from acquisition of IRM
(2) Reflects reported 3Q20 Earthstone sales volumes pro forma for estimated IRM 3Q20 three-stream sales volumes
(3) Class A and Class B Common Stock outstanding as of 10/29/20 pro forma for ~12.7mm Class A shares issued in connection with the acquisition of IRM. Total ESTE debt and cash as of 12/31/20 pro forma for acquisition of IRM

EARTHSTONE Energy Inc. 8

9 Independence Resources Acquisition

10 $182 million acquisition(1) of Independence Resources Management, LLC underwritten on PDP value but provides attractive drilling inventory additions Increases ESTE size and scale with ~50% increase in production and Adjusted EBITDAX Preserves conservative balance sheet with estimated pro forma 1.1x net leverage(2) at 9/30/20 Consistent with ESTE Permian Basin consolidation strategy and positions ESTE for further transactions Minimal incremental G&A results in targeted 25% reduction in go forward Cash G&A per Boe Accretive to all key financial metrics       Independence Resources Acquisition Overview and Key Highlights (1) Acquisition price based on $50.8MM of equity consideration (approximately 12.7 million shares and ESTE share price of $3.99 on 12/16/20) and cash consideration of $131.2MM (2) Net leverage reflects 9/30/20 net debt (total debt less cash) / LTM Adjusted EBITDAX at 9/30/20 pro forma for acquisition of IRM

11 IRM Acquisition Details – Closed on 1/7/21 Consideration and Funding  Earthstone acquired Independence Resources Management, LLC and certain related entities (“IRM”) on 1/7/2021  Cash and equity consideration of $182.0 million — Cash consideration of $131.2 million — ~12.7 million Class A shares of ESTE equity consideration totaling $50.8 million (based on ESTE closing share price of $3.99 on 12/16/2020)  ESTE’s credit facility borrowing base was increased to $360 million in conjunction with the acquisition with borrowings under the credit facility and cash on hand utilized to fund the cash portion of the consideration  ESTE shareholders retain 83.7% of the common equity in the pro forma company Leadership and Governance  ESTE Board of Directors increased in size from eight to nine with the appointment of Mr. David S. Habachy to the Board  No changes to ESTE management team

Strategic Acquisition Bolsters Existing Midland Basin Position

IRM Asset Overview

Complementary Midland Basin assets meaningfully increase ESTE size and scale

- 3Q20 production of 8,780 Boepd (66% oil)[1]
- $81.3MM of LTM Adjusted EBITDAX at 9/30/20[2]
- Purchase price supported by PDP reserves
- ~4,900 core net acres in Midland and Ector counties with 70 remaining locations with average IRR of 45% in the Middle Spraberry, Lower Spraberry and Wolfcamp A[3]
  - Additional upside in the Jo Mill, Wolfcamp B and Wolfcamp D

IRM Key Asset Statistics

Daily Production for 3Q20 (Boepd)[1]	8,780
PDP Reserves[3]	16.3 MMBoe
PDP PV 10 ($MM)[3]	$173
Core Net Acres	~4,900
Total Net Acres	~43,400
% HBP / % Operated	100% / 99%
Gross Locations[4]	70

Combined Midland Basin Map



Andrews
Martin
Howard
IRM "Spanish Pearl" Core Acreage
EASTERN SHELF
CENTRAL BASIN PLATFORM
Ector
Midland
Glasscock
Sterling
Crane
Upton
Reagan
Irion
ESTE Operated
ESTE Non-Operated
IRM

(1) Estimated IRM 3Q20 three-stream sales volumes
(2) Adjusted EBITDAX is a non-GAAP financial measure. See "Reconciliation of Non-GAAP Financial Measure - Adjusted EBITDAX"
(3) ESTE estimates as of 12/1/20 based on NYMEX strip pricing as of 11/30/20
(4) ESTE estimate of Middle Spraberry, Lower Spraberry and Wolfcamp A locations assuming 880' well spacing

EARTHSTONE Energy Inc. 12

IRM "Spanish Pearl" and Offset Operator Well Results

IRM Spanish Pearl Area Activity



ANDREWS
ECTOR
MIDLAND
CENTRAL BASIN PLATFORM
Industry Well
IRM Well
IRM "Spanish Pearl"

IRM "Spanish Pearl" and Offset Well Results(1)

Well #	Well Name	Operator	TLL (ft.)	6 Month Oil Cum / 1,000' (bo)	Comp. Date
1	Whittenburg 9MS	IRM	9,857	10,657	1/2018
2	Midkiff 3MS	IRM	4,453	7,460	8/2018
3	Ratliff 4408MH	Concho	9,965	7,041	2/2020
4	Gardendale 501LS	FDL	9,585	8,487	7/2018
5	Whittenburg 9LS	IRM	9,660	11,237	1/2019
6	Parks Bell 4028H	Concho	7,502	9,747	3/2019
7	Haag 9LS	IRM	9,966	9,458	6/2019
8	Pearl Jam 7-12 (6 well avg.)	IRM	5,058	14,246	3/2020
9	Parks Bell 4030H	Concho	7,657	11,416	3/2019
10	Haag 9WA	IRM	10,060	9,754	6/2019
11	Gardendale 105WA	FDL	9,394	10,209	6/2019
12	Ratliff 28 East 2802AH	Concho	13,262	9,246	9/2019

Middle Spraberry | Lower Spraberry | Wolfcamp A

IRM "Spanish Pearl" Inventory and Resource Summary

- Acreage position well within the basin margin with thick and consistent Spraberry and Wolfcamp sections across the entirety of the position
- Surrounded by producing wells on all sides and further de-risked by significant development and multiple spacing configurations on the IRM acreage
- IRM has 48 PDP horizontal wells producing from 4 different zones (Middle Spraberry, Lower Spraberry, Wolfcamp A and Wolfcamp B)
- Majority of existing IRM wells co-developed in vertical patterns across multiple zones, leaving remaining acreage less impacted by cross zone depletion and parent/child
- 70 gross locations with average 45% IRR at strip pricing and 880' remaining well spacing in Middle Spraberry, Lower Spraberry and Wolfcamp A(2); additional upside locations

(1) Source: Enverus. Includes horizontal wells completed since January 2010
(2) ESTE estimate of Middle Spraberry, Lower Spraberry and Wolfcamp A locations assuming 880' well spacing

EARTHSTONE Energy Inc. 13

IRM Acquisition Meets Key Earthstone Criteria

Earthstone Objectives	Commentary	IRM Acquisition
Increase Scale at Favorable Valuations	▪ Increases ESTE size and scale by ~50% with minimal impact to leverage and shares outstanding ▪ Purchase price of $182.0 million underwritten on PDP value	√
High Quality Basin & Acreage Position	▪ Complementary Midland Basin acreage position includes ~4,900 core net acres (100% HBP, 93% operated) in Midland and Ector counties ▪ High quality inventory addition with 70 gross locations with an average 45% IRR(1)	√
Increase Free Cash Flow Capacity	▪ Substantially increases cash flow with minimal incremental G&A ▪ Added scale enhances pro forma development options within free cash flow	√
Maintain Balance Sheet Strength	▪ Pro forma net leverage of 1.1x at 9/30/20 ▪ Pro forma liquidity of ~$115 million(2) at 12/31/20 (cash + undrawn credit facility availability)	√
Maintain Leading Cost Structure & Margins	▪ Maintains low cost, high margin operating metrics, while reducing go forward per unit Cash G&A costs by ~25%	√

(1) ESTE estimate of Middle Spraberry, Lower Spraberry and Wolfcamp A locations assuming 880' well spacing. IRRs based on NYMEX strip pricing as of 11/30/20
(2) Liquidity based on cash + undrawn availability on borrowing base based on 12/31/20 ESTE debt and cash balance with pro forma adjustments for acquisition of IRM

EARTHSTONE Energy Inc. 14

Meaningful Improvement to Key Operational Metrics

Transaction increases production and Adjusted EBITDAX by ~50% with minimal impact to leverage and shares outstanding

3Q20 Net Production (Boe/d)(1)



52%
25,740
16,959
Status Quo ESTE
Pro Forma ESTE

9/30/20 LTM Adjusted EBITDAX ($MM)(2)



50%
$246
$164
Status Quo ESTE
Pro Forma ESTE

9/30/20 Net Leverage(3)



0.3x
1.1x
0.8x
Status Quo ESTE
Pro Forma ESTE

9/30/20 Shares Outstanding (MM)



19.5%
77.9
65.2
Status Quo ESTE
Pro Forma ESTE

(1) Represents reported sales volumes; Pro Forma ESTE utilizes estimated IRM 3Q20 3-stream production
(2) Adjusted EBITDAX is a non-GAAP financial measure. See "Reconciliation of Non-GAAP Financial Measure - Adjusted EBITDAX"
(3) Net leverage reflects 9/30/20 net debt (total debt less cash) / LTM Adjusted EBITDAX at 9/30/20

EARTHSTONE Energy Inc. 15

16 Transaction Improves Key Metrics Without Impacting Balance Sheet Metrics 2021 Net Production 2021 Adjusted EBITDAX 2021 Free Cash Flow  ESTE expects to pick up an operated rig in 2021, depending on market conditions, and will provide FY 2021 guidance in early 2021 in the normal course of business  IRM’s Spanish Pearl asset is expected to compete for capital with existing ESTE assets in a 1-rig program Note: Both status quo and pro forma scenarios assume a 1-rig program beginning in 2H 2021 Status Quo ESTE – 1 Rig Pro Forma ESTE – 1 Rig

17 Earthstone Overview

Midland Basin Growth Story

- Since entering the Midland Basin in 2016, Earthstone has substantially increased production and decreased operating expenses, which has resulted in increased Adjusted EBITDAX, while also maintaining low leverage and preserving financial flexibility
- Acquisition of IRM enhances scale and ability to generate top tier operational and financial results
- Completed 6 drilled but uncompleted wells in 4Q 2020 and plan to complete 5 drilled but uncompleted wells in 1Q 2021

Average Daily Production (Boe/d)(1)



Voluntarily curtailed ~60% of production in May
4,002
1,180
7,869
4,696
9,937
7,999
13,429
11,846
15,767
13,515
13,555
12,356
16,959
15,393
25,740
24,173
FY16A FY17A FY18A FY19A 1Q20A 2Q20A 3Q20A PF 3Q20A
Midland Basin Other

Adjusted EBITDAX ($MM)(2)



$18.7
$60.6
$97.0
$146.3
$114.4
$145.6
$245.6
FY16A FY17A FY18A FY19A YTD3Q20A 3Q20A Annual. PF LTM 3Q20A

Lease Operating Expense and Cash G&A(3) ($/Boe)



60% Decrease
$16.72
$6.43
$10.29
$13.97
$7.13
$6.84
$11.47
$5.81
$5.66
$9.72
$3.87
$5.85
$9.60
$3.09
$6.51
$7.87
$3.34
$4.53
$6.69
$2.18
$4.51
FY16A FY17A FY18A FY19A 1Q20A 2Q20A 3Q20A
Lease Operating Expenses ($/Boe) Cash G&A ($/Boe)

Debt / LTM EBITDAX(2)



0.9x
0.4x
0.8x
1.2x
1.0x
1.1x
0.8x
1.1x
YE16A YE17A YE18A YE19A 1Q20A 2Q20A 3Q20A PF 3Q20A

(1) Represents reported sales volumes. PF 3Q20 is pro forma for acquisition of IRM
(2) PF 3Q20A is pro forma for acquisition of IRM
(3) Excludes stock-based compensation

EARTHSTONE Energy Inc. 18

19 $10.72 $9.23 $9.33 $11.56 $9.65 $10.07 $10.52 $13.56 $13.71 $14.95 $15.02 $15.19 $21.72 $0.00 $10.00 $20.00 $30.00 $40.00 ESTE Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 LOE (incl Workovers) Ad Val. & Prod. Taxes Transportation Cash G&A Interest Expense YTD 3Q20 All-in Cash Margin ($/Boe) (1) (1) All-in cash margin calculated on a per Boe basis as revenues after realized hedge impact less all-in cash costs, which consists of LOE, ad valorem and production taxes, transportation expense, cash G&A expense and interest expense. Excludes impact of income taxes. Cash G&A and interest expense includes expensing of capitalized cash G&A and capitalized interest expense, respectively. Companies that capitalized a portion of their cash G&A and/or interest expense include CDEV, CPE, CXO, FANG, MTDR, and XEC (2) Large-Cap includes: CXO, FANG, PXD. SMid-Cap includes: CDEV, CPE, LPI, MTDR, PE, REI, SM, WPX, and XEC Large-Cap (2) Avg: $10.04 SMid-Cap (2) Avg: $13.82 ESTE: $10.72 Low Cost Production Generates Leading Cash Margins YTD 3Q20 All-in Cash Costs ($/Boe) (1) Large-Cap (2) Avg: $19.52 SMid-Cap (2) Avg: $13.97 ESTE: $26.06 $26.06 $17.58 $18.30 $22.67 $6.93 $7.32 $12.24 $13.00 $13.65 $16.44 $17.30 $17.99 $20.85 $0.00 $15.00 $30.00 $45.00 ESTE Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12

20 4.1x 6.4x 6.5x 7.6x 3.4x 4.0x 4.5x 5.4x 5.5x 5.8x 5.9x 6.3x 7.0x – 3.0x 6.0x 9.0x 12.0x 15.0x ESTE Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 0.9x 1.4x 1.5x 2.7x 2.1x 2.3x 2.4x 2.4x 2.5x 3.7x 4.3x 4.4x 4.4x – 2.0x 4.0x 6.0x 8.0x ESTE Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Leading Leverage Metrics but Undervalued Equity Trading 3Q20 Total Debt / YTD 3Q20 Annualized EBITDAX Large-Cap (1) Avg: 1.9x SMid-Cap (1) Avg: 3.2x ESTE: 0.9x Enterprise Value to 2021E EBITDAX Large-Cap (1)(3) Avg: 6.8x SMid-Cap (1) Avg: 5.3x ESTE(2): 4.1x Source: Factset, Wall Street research. Market Data as of 1/6/21 (1) Large-Cap includes: CXO, FANG, PXD. SMid-Cap includes: CDEV, CPE, LPI, MTDR, PE, REI, SM, WPX, and XEC (2) Pro forma for acquisition of IRM (3) Reflects PXD pro forma for its announced acquisition of PE and FANG pro forma for its announced acquisitions of QEP and Guidon

Continuous Focus on Operational Improvement

- A continued focus on driving down costs and increased efficiencies achieved by developing larger pads and driving down drilling and completion days

Actual Drilling, Completions & Equip. Cost ($/Lat Ft.) (1)


Includes 1Q20 actual drilling costs and estimated 4Q20 completion costs
$926
$1,008
$845
$767
$697
2H17
FY18
FY19
1Q20
4Q20E

Average Number of Wells Per Pad


1.7
1.8
2.4
4.0 - 5.0
FY17
FY18
FY19
Future Pad Size (2)

All-in Frac Costs per Stage ($/Stage)


$80,854
$77,167
$61,884
$56,600
$50,308
$37,000
26% Decrease
1H18
2H18
1H19
2H19
1Q20
4Q20E (2)

Spud to Rig Release Days per 1,000' (1)(3)


2.6
2.0
2.0
1.9
2H17
FY18
FY19
1Q20

(1) Excludes wells that required additional casing string or pilot well test. Includes operated Midland Basin wells only
(2) Based on estimates
(3) Spud to rig release days = average spud to rig release days / (average completed lateral foot/1000)

EARTHSTONE Energy Inc. 21

22 Installation of Vapor Recovery Units (“VRUs”) in conjunction with tank battery construction minimizes air emissions Target Zero Flaring: Connect natural gas pipelines ahead of flowback and first production negates need for flaring Started implementation of Leak Detection & Repair (“LDAR”) program in 2019 to further minimize air emissions Seek to increase Midland Basin oil on pipelines from the wellhead from 13% of production in 2019 to ~42% of production in 2020 Plan for 100% of water disposal on pipeline in the Midland Basin to reduce truck hauls, which, in turn, reduces CO2 emissions Highly Focused Environmental Stewardship At Earthstone, maintaining environmentally sustainable business practices is a top priority      Key Environmental Priorities Focus on Responsible Operatorship

23 Asset Overview

Areas of Operations

Total [1]	
Total Proved Developed (Mmboe)	31.5
% Oil	58%
Total PD PV-10 ($mm)	$449
3Q20 Net Production (Boe/d)[2]	16,959
Gross Producing Wells[3]	354
Net Acres[3]	43,600
Gross Drilling Locations[3]	512

Legacy Midland Basin [1]	
Total Proved Developed (Mmboe)	26.7
% Oil	53%
Total PD PV-10 ($mm)	$353
3Q20 Net Production (Boe/d)[2]	15,393
Gross Producing Wells[3]	230
Net Acres[3]	29,100
Gross Drilling Locations[3]	450



Eagle Ford [1]	
Total Proved Developed (Mmboe)	4.8
% Oil	85%
Total PD PV-10 ($mm)	$95
3Q20 Net Production (Boe/d)[2]	1,566
Gross Producing Wells[3]	124
Net Acres[3]	14,500
Gross Drilling Locations[3]	62

IRM [4]	
Total Proved Developed (Mmboe)	16.3
% Oil	60%
Total PD PV-10 ($mm)	$173
3Q20 Net Production (Boe/d)[2]	8,780
Gross Producing Wells	752
Net Acres[5]	43,400
Gross Drilling Locations[5]	70

(1) Legacy ESTE reserves and PV10 based on SEC 12/31/19 Cawley, Gillespie & Associates, Inc. reserve report and exclude acquired IRM reserves
(2) Represents reported sales volumes
(3) Legacy ESTE As of 12/31/19 and excludes acquired IRM acreage
(4) IRM reserves and PV10 based on ESTE estimates as of 12/1/20 based on NYMEX strip pricing as of 11/30/20
(5) IRM net acres includes 38,500 non-core net acres. Gross locations based on ESTE estimate of Middle Spraberry, Lower Spraberry and Wolfcamp A locations assuming 880' well spacing

EARTHSTONE Energy Inc. 24

25 Financial Overview

Capital Budget, Guidance and Liquidity

ESTE 2020 Capital Budget

($ in millions)		Gross / Net Operated Wells Drilled and Awaiting Completion	Gross / Net Operated Wells On Line	Net Non-Op Wells On Line
Drilling and Completion	$60 - $65	5 / 3.7	9 / 9.0	3.1
Land / Infrastructure	$5			
Total	$65 - $70			

2020 FY Guidance

2020 Average Daily Production (Boepd)	14,000	-	14,500
% Oil	58%	-	59%
% Liquids	79%	-	80%
2020 Operating Costs			
Lease Operating Expense ($/Boe)	$5.25	-	$5.50
Production and Ad Valorem Taxes (% of Revenue)	6.25%	-	7.25%
2020 Cash G&A ($mm)	$15.5	-	$16.5

2020 Capital Budget Breakdown(1)



7%
93%
Drilling and Completion
Land / Infrastructure

Liquidity (12/31/2020)(2)

($mm)	12/31/20	PF 12/31/20 (2)
Cash	$1.5	$15.3
Revolver Borrowings	115.0	260.0
Total Debt	$115.0	$260.0
Revolver Borrowing Base	240.0	360.0
Less: Revolver Borrowings	(115.0)	(260.0)
Plus: Cash	1.5	15.3
Liquidity	$126.5	$115.3

Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone's control. See "Forward-Looking Statements"

(1) Reflects midpoint of FY2020E Guidance

(2) Liquidity presented at 12/31/20 on an ESTE standalone basis and at 12/31/20 pro forma for the acquisition of IRM

EARTHSTONE Energy Inc. 26

27 Oil and Gas Hedges Summary – 100% Swaps (as of 1/7/21) Oil Production Swaps Gas Production Swaps (Volumes in Bbls/d) (Volumes in MMBtu/d) 12,000 12,000 0 5,000 10,000 15,000 FY21 FY22 Gas Swaps WAHA Basis Swaps 9,114 1,000 7,829 0 5,000 10,000 15,000 FY21 FY22 Oil Swaps Crude Basis Swaps Oil Production Hedges - 100% Swaps Gas Production Hedges - 100% Swaps Period Volume (Bbls) Volume (Bbls/d) $/Bbl Period Volume (MMBtu) Volume (MMBtu/d) $/MMBtu 1Q 2021 936,840 10,409 $47.04 1Q 2021 1,080,000 12,000 $2.763 2Q 2021 811,260 8,915 $48.26 2Q 2021 1,092,000 12,000 $2.763 3Q 2021 798,175 8,676 $48.44 3Q 2021 1,104,000 12,000 $2.763 4Q 2021 780,475 8,483 $48.59 4Q 2021 1,104,000 12,000 $2.763 FY 2021 3,326,750 9,114 $48.04 FY 2021 4,380,000 12,000 $2.763 FY 2022 365,000 1,000 $47.70 WTI Midland Argus Crude Basis Swaps WAHA Differential Basis Swaps Period Volume (Bbls) Volume (Bbls/d) $/Bbl (Differential) Period Volume (MMBtu) Volume (MMBtu/d) $/MMBtu 1Q 2021 742,840 8,254 $0.77 1Q 2021 1,080,000 12,000 ($0.453) 2Q 2021 720,260 7,915 $0.78 2Q 2021 1,092,000 12,000 ($0.453) 3Q 2021 706,175 7,676 $0.80 3Q 2021 1,104,000 12,000 ($0.453) 4Q 2021 688,475 7,483 $0.81 4Q 2021 1,104,000 12,000 ($0.453) FY 2021 2,857,750 7,829 $0.79 FY 2021 4,380,000 12,000 ($0.453) NYMEX CMA Roll Period Volume (Bbls) Volume (Bbls/d) $/Bbl (Differential) 1Q 2021 292,840 3,254 ($0.26) 2Q 2021 265,260 2,915 ($0.26) 3Q 2021 246,175 2,676 ($0.26) 4Q 2021 228,475 2,483 ($0.27) FY 2021 1,032,750 2,829 ($0.26) Note: Includes hedges acquired by ESTE in acquisition of IRM

Analyst Coverage

Firm	Analyst Contact Info
Alliance Global Partners	Andrew Bond / 203-577-5427 / abond@allianceg.com
Coker Palmer	Noel Parks / 215-913-7320 / parks@cokerpalmer.com
Johnson Rice	Dun McIntosh / 504-584-1217 / dun@jrco.com
Northland	Jeff Grampp / 949-600-4150 / jgrampp@northlandcapitalmarkets.com
RBC	Scott Hanold / 512-708-6354 / scott.hanold@rbccm.com
Roth	John White / 949-720-7115 / jwhite@roth.com
Stephens	Gail Nicholson / 301-904-7466 / gail.nicholson@stephens.com
Truist	Neal Dingmann / 713-247-9000 / neal.dingmann@truist.com
Wells Fargo	Tom Hughes / 212-214-5022 / thomas.hughes@wellsfargo.com

EARTHSTONE Energy Inc.
28

29 Mark Lumpkin, Jr. EVP, Chief Financial Officer Scott Thelander Vice President of Finance Corporate Offices Houston 1400 Woodloch Forest Drive | Suite 300 | The Woodlands, TX 77380 | (281) 298-4246 Midland 600 N. Marienfeld | Suite 1000 | Midland, TX 79701 | (432) 686-1100 Website www.earthstoneenergy.com Contact Information

30 Appendix

Differentiated, Balanced Inventory in Midland Basin

Midland Basin Overview

- Contiguous acreage positions provide significant development advantage
- Long lateral development increases capital efficiency
- Over 90% of Midland horizontal locations have laterals of ~7,500 feet or greater
- Additional upside from:
  - Middle Spraberry
  - Jo Mill
  - Additional Lower Spraberry Targets
  - Additional benches in Wolfcamp B
  - Wolfcamp D
- Actively pursuing acreage and acquisition bolt-on opportunities to increase lateral lengths and ownership
- Near-term drilling focused in the Wolfcamp A and the Wolfcamp B based on positive offset results, but we are optimistic about the upside potential in other zones

Gross Locations by Lateral Length and Target

Target	Gross Locations by Lateral Length 5,000' - 7,500'	7,500' - 10,000'	10,000'+	Total	% Total
Wolfcamp A	7	47	67	121	27%
Wolfcamp B Upper	11	16	68	95	21%
Wolfcamp B Lower	9	46	54	109	24%
All Other Targets	1	37	87	125	28%
Total Gross Locations	28	146	276	450	100%
Total Net Locations	23	103	146	273	
% Total (Gross)	6%	32%	61%	100%	

Midland Basin Locations by Op / Non-Op

	Gross Locations	Net Locations	Average LL	Average WI	% of Gross Locations in WC A+B
Operated	269	221	8,773	82%	80%
Non-Operated	181	51	9,446	28%	60%
Total	450	273	9,044	61%	72%

Note: Gross location count includes only economic locations in 12/31/19 CGA reserve report and excludes IRM

EARTHSTONE Energy Inc. 31

32 Reconciliation of Non-GAAP Financial Measure – Adjusted EBITDAX Earthstone uses Adjusted EBITDAX, a financial measure that is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Earthstone’s management team and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Earthstone’s management team believes Adjusted EBITDAX is useful because it allows Earthstone to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Earthstone defines Adjusted EBITDAX as net (loss) income plus, when applicable, (gain) loss on sale of oil and gas properties, net; accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; transaction costs; interest expense, net; rig termination expense; exploration expense; unrealized loss (gain) on derivative contracts; stock based compensation (non-cash); and income tax expense (benefit). Earthstone excludes the foregoing items from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within their industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with GAAP or as an indicator of Earthstone’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Earthstone’s computation of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies or to similar measures in Earthstone’s revolving credit facility. The following table provides a reconciliation of Net (loss) income to Adjusted EBITDAX for: (1) Included in General and administrative expense in the Consolidated Statements of Operations FY 2019 Adjusted EBITDAX ($ in 000s)3Q 2020 Adjusted EBITDAX ($ in 000s) 3Q 20 Net (loss) income ($11,858) Accretion of asset retirement obligations $47 Depreciation, depletion and amortization $28,538 Impairment expense $2,115 Interest expense, net $1,186 Transaction costs ($705) Loss (gain) on sale of oil and gas properties $0 Exploration expense $0 Unrealized loss (gain) on derivative contracts $14,543 Stock based compensation (non-cash) (1) $2,403 Income tax expense (benefit) $130 Adjusted EBITDAX $36,399 FY 19 Net (loss) income $1,580 Accretion of asset retirement obligations $214 Depreciation, depletion and amortization $69,243 Impairment expense $0 Interest expense, net $6,566 Transaction costs $1,077 Loss (gain) on sale of oil and gas properties ($3,222) Exploration expense $653 Unrealized loss (gain) on derivative contracts $59,849 Stock based compensation (non-cash) (1) $8,648 Income tax expense (benefit) $1,665 Adjusted EBITDAX $146,273

Reconciliation of Non-GAAP Financial Measure – LTM Adjusted EBITDAX

Earthstone uses Adjusted EBITDAX, a financial measure that is not presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Earthstone's management team and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Earthstone's management team believes Adjusted EBITDAX is useful because it allows Earthstone to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure.

Earthstone defines Adjusted EBITDAX as net (loss) income plus, when applicable, (gain) loss on sale of oil and gas properties, net; accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; transaction costs; interest expense, net; rig termination expense; exploration expense; unrealized loss (gain) on derivative contracts; stock based compensation (non-cash); and income tax expense (benefit). Earthstone excludes the foregoing items from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within their industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with GAAP or as an indicator of Earthstone's operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Earthstone's computation of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies or to similar measures in Earthstone's revolving credit facility.

The following table provides a reconciliation of Net (loss) income to Adjusted EBITDAX for:

9/30/20 LTM Adjusted EBITDAX ($ in 000s)			
	ESTE	IRM	Pro Forma
Net (loss) income	($16,693)	($66,645)	($83,338)
Accretion of asset retirement obligations	191	1,254	1,445
Depreciation, depletion and amortization	103,058	46,852	149,910
Impairment expense	62,548	56,600	119,148
Interest expense, net	6,038	11,281	17,319
Transaction costs	(45)	0	(45)
Loss (gain) on sale of oil and gas properties	(3,866)	0	(3,866)
Rig termination expense	426	1,998	2,424
Exploration expense	951	27,226	28,177
Unrealized loss (gain) on derivative contracts	1,051	346	1,397
Stock based compensation (non-cash)(1)	9,633	2,961	12,594
Income tax expense (benefit)	1,049	(575)	474
Adjusted EBITDAX	$164,341	$81,298	$245,639

(1) Included in Earthstone's General and administrative expense in the Consolidated Statements of Operations

EARTHSTONE Energy Inc. 33

Reserves Summary and PV-10 (Non-GAAP Financial Measure)

Earthstone's proved reserves as of December 31, 2019 were independently estimated by Cawley, Gillespie & Associates, Inc. ("CGA"), independent petroleum engineers, utilizing SEC prescribed oil and gas prices of $55.69/bbl and $2.578/mmbtu, respectively, calculated for December 31, 2019. SEC prices net of differentials were $52.60/bbl and $0.91/Mcf for oil and gas, respectively.

Year-End 2019 SEC Proved Reserves					
Reserves Category	Oil (Mbbls)	Gas (MMcf)	NGL (Mbbls)	Total (Mboe)	PV-10 ($ in thousands)
Proved Developed	18,220	35,120	7,447	31,521	$448,533
Proved Undeveloped	34,430	72,870	16,241	62,815	$371,459
Total	52,650	107,990	23,688	94,336	$819,992

PV-10 is a non-GAAP measure that differs from a measure under GAAP known as "standardized measure of discounted future net cash flows" in that PV-10 is calculated without including future income taxes. Management believes that the presentation of the PV-10 value of our oil and natural gas properties is relevant and useful to investors because it presents the estimated discounted future net cash flows attributable to our estimated proved reserves independent of our income tax attributes, thereby isolating the intrinsic value of the estimated future cash flows attributable to our reserves. We believe the use of a pre-tax measure provides greater comparability of assets when evaluating companies because the timing and quantification of future income taxes is dependent on company-specific factors, many of which are difficult to determine. For these reasons, management uses and believes that the industry generally uses the PV-10 measure in evaluating and comparing acquisition candidates and assessing the potential rate of return on investments in oil and natural gas properties. PV-10 does not necessarily represent the fair market value of oil and natural gas properties. PV-10 is not a measure of financial or operational performance under GAAP, nor should it be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows as defined under GAAP.

The table below provides a reconciliation of PV-10 to the standardized measure of discounted future net cash flows (in thousands):

Reconciliation of PV-10	
Present value of estimated future net revenues (PV-10)	$819,992
Future income taxes, discounted at 10%	($30,415)
Standardized measure of discounted future net cash flows	$789,577

EARTHSTONE Energy Inc. 34

35 Non-GAAP Financial Measure – Free Cash Flow Free Cash Flow is a non-GAAP financial measure that we use as an indicator of our ability to fund our development activities. We define Free Cash Flow as Adjusted EBITDAX (defined above), less interest expense, less accrual-based capital expenditures. Management believes that Free Cash Flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Reconciliation of Free Cash Flow ($ in 000s) 3Q20 Adjusted EBITDAX $36,399 Interest expense, net (1,186) Capital expenditures (accrual basis) (1,378) Free Cash Flow $33,835